UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 15, 2005
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-18443 (Commission File Number)	52-1574808 (IRS Employer Identification Number)
8125 North Hayden Road
Scottsdale, Arizona 85258-2463
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On November 15, 2005, Medicis Pharmaceutical Corporation (“Medicis”) announced that it has established November 4, 2005 as the record date for stockholders entitled to vote at the 2005 annual meeting of Medicis stockholders, at which Medicis stockholders will be asked to approve proposals relating to its pending merger with Inamed Corporation (“Inamed”), among other proposals. Medicis has been advised by the staff of the Securities and Exchange Commission (the “SEC”) that the SEC will not comment on the registration statement on Form S-4 relating to the merger filed by Medicis on November 2, 2005 (the “Registration Statement”).
     Medicis also announced that it has certified to the Federal Trade Commission (“FTC”) that it has provided substantially all the information requested by the FTC in connection with its pending merger. Medicis has also provided the FTC with a notice that effectively commences the thirty-day waiting period under the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). As a result, the waiting period under the HSR Act expires at 11:59 P.M. EST on December 14, 2005, unless the period is terminated earlier by the FTC.
Additional Information about the Merger and Where to Find It
     In connection with the proposed merger of Medicis and Inamed, on November 2, 2005, Medicis filed preliminary materials with the Securities and Exchange Commission (SEC), including a registration statement on Form S-4 that will contains a preliminary prospectus and a preliminary joint proxy statement. These materials are not yet final and will be amended. INVESTORS AND SECURITY HOLDERS OF MEDICIS AND INAMED ARE URGED TO READ THE DEFINITIVE VERSIONS OF THE PROSPECTUS AND JOINT PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MEDICIS, INAMED AND THE MERGER. The preliminary materials filed on November 2, 2005, the definitive versions of these materials and other relevant materials (when they become available), and any other documents filed by Medicis or Inamed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Medicis by directing a written request to: Medicis, 8125 North Hayden Road, Scottsdale, AZ, 85258, Attention: Investor Relations, or Inamed, 5540 Ekwill Street, Santa Barbara, California, 93111, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.
     Medicis, Inamed and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Medicis and Inamed in connection with the merger. Information about those executive officers and directors of Medicis and their ownership of Medicis’ common stock is set forth in Medicis’ Annual Report on Form 10-K/A, which was filed with the SEC on October 28, 2005. Information about the executive officers and directors of Inamed and their ownership of Inamed’s common stock is set forth in Inamed’s Annual Report on Form 10-K/A, which was filed with the SEC on April 29, 2005. Investors and security holders may obtain additional information regarding the direct and indirect interests of Medicis, Inamed and their respective executive officers and directors in the merger by reading the proxy statement and prospectus regarding the merger when it becomes available.
     This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2005	By:	/s/ Mark A. Prygocki, Sr.
Mark A. Prygocki, Sr.
Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer